Mueller Industries, Inc. Reports Second Quarter 2024 Earnings

COLLIERVILLE, Tenn., July 23, 2024 -- Mueller Industries, Inc. (NYSE: MLI) announces results for the second quarter of 2024. Comparisons are to the second quarter of 2023.
•Net Sales of $997.7 million versus $897.0 million
•Operating Income of $210.0 million versus $210.7 million
•Earnings Before Taxes of $222.9 million versus $241.0 million
•Net Income of $160.2 million versus $177.7 million
•Diluted EPS of $1.41 versus $1.561

Second Quarter Financial and Operating Highlights:
•COMEX copper averaged $4.55 per pound during the quarter, 18.4% higher than in the second quarter of 2023.
•The increase in net sales was attributable to higher unit shipments in most of our businesses, price increases tied to higher copper prices, and the inclusion of one month of reported sales for our recently acquired Nehring business.
•In 2023, we reported an insurance settlement gain of $19.5 million related to the August 2022 fire at our Westermeyer facility. Adjusting for this gain, our quarterly operating income performance improved by 9.8% over the prior year period.
•Net cash generated from operations was $100.8 million, and our cash balance was $825.7 million at quarter end. Cash deployed during the quarter included $566.6 million for acquisitions and $15.1 million in stock repurchases.
•Our current ratio remains solid at 4.7 to 1.

Regarding the quarter performance and outlook, Greg Christopher, Mueller’s CEO said, “Our businesses continue to perform well despite persistent heightened inflation and restrained construction activity. We maintain a positive long-term outlook for our business. Our internal investments are paying off, and we expect they will yield even greater benefits as market conditions improve. Moreover, our acquisition of Nehring Electrical Works, which we completed during the quarter, provides a substantial platform for expansion in the energy infrastructure space.”

1 Diluted EPS for the second quarter of 2023 has been adjusted retroactively to reflect the two-for-one stock split that took effect on October 20, 2023.

Mueller Industries, Inc. (NYSE: MLI) is an industrial corporation whose holdings manufacture vital goods for important markets such as air, water, oil and gas distribution; climate comfort; food preservation; energy transmission; medical; aerospace; and automotive. It includes a network of companies and brands throughout North America, Europe, Asia, and the Middle East.

*********************
Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901) 753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Six Months Ended
(In thousands, except per share data)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023

Net sales	$997,745	$896,984	$1,847,399	$1,868,176

Cost of goods sold	724,990	639,272	1,333,693	1,318,070
Depreciation and amortization	10,018	10,416	19,187	21,073
Selling, general, and administrative expense	52,731	56,062	101,088	108,693
Gain on insurance settlement	—	(19,466)	—	(19,466)

Operating income	210,006	210,700	393,431	439,806

Interest expense	(107)	(135)	(222)	(278)
Interest income	14,383	7,732	31,628	13,967
Realized and unrealized gains on short-term investments	—	20,820	365	22,730
Other (expense) income, net	(1,356)	1,841	(726)	2,167

Income before income taxes	222,926	240,958	424,476	478,392

Income tax expense	(58,384)	(62,122)	(110,218)	(123,479)
(Loss) income from unconsolidated affiliates, net of foreign tax	(1,095)	715	(9,102)	(269)

Consolidated net income	163,447	179,551	305,156	354,644

Net income attributable to noncontrolling interests	(3,282)	(1,840)	(6,628)	(3,694)

Net income attributable to Mueller Industries, Inc.	$160,165	$177,711	$298,528	$350,950

Weighted average shares for basic earnings per share (1)	111,216	111,320	111,316	111,354
Effect of dilutive stock-based awards (1)	2,763	2,680	2,746	2,046

Adjusted weighted average shares for diluted earnings per share (1)	113,979	114,000	114,062	113,400

Basic earnings per share (1)	$1.44	$1.60	$2.68	$3.15

Diluted earnings per share (1)	$1.41	$1.56	$2.62	$3.09

Dividends per share (1)	$0.20	$0.15	$0.40	$0.30

(1) Adjusted retroactively to reflect the two-for-one stock split that occurred on October 20, 2023.

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME, CONTINUED
(Unaudited)

	For the Quarter Ended		For the Six Months Ended
(In thousands)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023

Summary Segment Data:

Net sales:
Piping Systems Segment	$688,469	$638,005	$1,278,637	$1,300,484
Industrial Metals Segment	195,341	146,266	351,408	311,500
Climate Segment	130,532	123,954	247,342	276,908
Elimination of intersegment sales	(16,597)	(11,241)	(29,988)	(20,716)

Net sales	$997,745	$896,984	$1,847,399	$1,868,176

Operating income:
Piping Systems Segment	$162,258	$151,142	$304,938	$314,996
Industrial Metals Segment	29,693	17,971	53,964	45,186
Climate Segment	38,993	57,067	71,568	111,055
Unallocated income (expenses)	(20,938)	(15,480)	(37,039)	(31,431)

Operating income	$210,006	$210,700	$393,431	$439,806

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(In thousands)	June 29, 2024	December 30, 2023
ASSETS
Cash and cash equivalents	$825,655	$1,170,893
Short-term investments	—	98,146
Accounts receivable, net	522,572	351,561
Inventories	406,217	380,248
Other current assets	50,347	39,173

Total current assets	1,804,791	2,040,021

Property, plant, and equipment, net	471,443	385,165
Operating lease right-of-use assets	34,534	35,170
Other assets	755,417	298,945

Total assets	$3,066,185	$2,759,301

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt	$785	$796
Accounts payable	198,537	120,485
Current portion of operating lease liabilities	8,000	7,893
Other current liabilities	179,906	187,964

Total current liabilities	387,228	317,138

Long-term debt	74	185
Pension and postretirement liabilities	11,696	12,062
Environmental reserves	14,808	15,030
Deferred income taxes	20,023	19,134
Noncurrent operating lease liabilities	26,330	26,683
Other noncurrent liabilities	33,168	10,353

Total liabilities	493,327	400,585

Total Mueller Industries, Inc. stockholders’ equity	2,546,103	2,337,445
Noncontrolling interests	26,755	21,271

Total equity	2,572,858	2,358,716

Total liabilities and equity	$3,066,185	$2,759,301

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
(In thousands)	June 29, 2024	July 1, 2023

Cash flows from operating activities
Consolidated net income	$305,156	$354,644
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	19,349	21,252
Stock-based compensation expense	13,476	12,459
Provision for doubtful accounts receivable	(67)	(80)
Loss from unconsolidated affiliates	9,102	269
Dividends from unconsolidated affiliates	3,541	—
Insurance proceeds - noncapital related	15,000	9,854
Gain on disposals of properties	(1,286)	(141)
Unrealized gain on short-term investments	—	(20,820)
Gain on sales of securities	(365)	—
Gain on insurance settlement	—	(19,466)
Deferred income tax (benefit) expense	(1,509)	2,406
Changes in assets and liabilities, net of effects of businesses acquired:
Receivables	(132,012)	(77,701)
Inventories	6,706	(12,149)
Other assets	8,511	(5,571)
Current liabilities	30,276	(14,460)
Other liabilities	(2,375)	(976)
Other, net	872	1,310

Net cash provided by operating activities	$274,375	$250,830

Cash flows from investing activities
Capital expenditures	$(25,603)	$(29,221)
Acquisition of businesses, net of cash acquired	(566,577)	—
Investments in unconsolidated affiliates	(8,700)	—
Insurance proceeds - capital related	—	24,646
Purchase of short-term investments	—	(106,231)
Purchase of long-term investments	(7,976)	—
Proceeds from the maturity of short-term investments	—	217,863
Proceeds from the sale of securities	96,465	—
Issuance of notes receivable	(3,800)	—
Proceeds from sales of properties	3,976	142
Dividends from unconsolidated affiliates	—	797

Net cash (used in) provided by investing activities	$(512,215)	$107,996

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
(In thousands)	June 29, 2024	July 1, 2023

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	$(44,488)	$(33,402)
Repurchase of common stock	(42,994)	(19,303)
Repayments of debt	(111)	(130)
Issuance (repayment) of debt by consolidated joint ventures, net	11	(143)
Net cash used to settle stock-based awards	(2,002)	(2,588)

Net cash used in financing activities	$(89,584)	$(55,566)

Effect of exchange rate changes on cash	(4,784)	4,825

(Decrease) increase in cash, cash equivalents, and restricted cash	(332,208)	308,085
Cash, cash equivalents, and restricted cash at the beginning of the period	1,174,223	465,296

Cash, cash equivalents, and restricted cash at the end of the period	$842,015	$773,381